Exhibit 99.1

Contact: Ed Moise, Investor Relations

                (337) 310-3500

US UNWIRED REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Company Maintains Record EBITDA Pace

Successfully Refinances Long-Term Debt

HIGHLIGHTS:

($000)

	3 months ended 6/30		6 months ended 6/30
	2004	2003	2004	2003
Total Revenues	$147,892	$133,680	$289,503	$258,409
Net Loss	(75,037)	(35,020)	(84,699)	(92,492)
EBITDA*	23,928	14,914	51,931	6,684
Capital Expenditures	10,564	8,376	15,790	18,205

*	See attached table.

	3 months ended 6/30		6 months ended 6/30
	2004	2003	2004	2003
Ending Subscribers	668,705	593,068	668,705	593,068
Net Sub. Additions	17,358	8,878	55,145	34,501
Churn	2.9%	3.0%	3.0%	3.4%
ARPU**	$70.97	$72.56	$71.07	$71.23

**	includes roaming

LAKE CHARLES, LA (July 28, 2004)—US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON), today reported revenues of $147.9 million for the three-month period ended June 30, 2004. The company posted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the consolidated operations of $23.9 million for second quarter of 2004 comprised of $18.5 million generated by the US Unwired credit group and $5.4 million from the company’s wholly owned subsidiary, IWO Holdings, Inc.

“We are very pleased that our operating results kept pace with the highly successful improvements we made to our balance sheet during the second quarter,” said Robert Piper, US Unwired’s President and Chief Executive Officer. “Our focus on improving the quality of our subscriber base continues to show positive results. In our southern properties, postpay churn improved to 2.3%, down from 2.9% just a quarter ago—even as local number portability impacted all but one of our markets for the first time. We also added 11,400 subscribers versus 4,400 in the same quarter of last year and kept our CPGA costs below $400. All of this is extremely positive and gives us further confidence that we can grow the subscriber base significantly with a focus on the prime customer.”

Further commenting on the southern region’s operational results, Piper continued, “Our advanced network design enabled us to increase the data component of our average revenue per user by 30% over last quarter. We again set network performance records even with the most ever minutes of use—1.4 billion—while further reducing dropped and blocked call rates to their lowest level ever.”

US Unwired refinanced a significant portion of its long-term debt during the second quarter, issuing $360 million of new senior secured notes. The company also eliminated $75 million face amount of 13 3/8% senior subordinated discount notes through a series of strategic debt-for-equity exchanges. Together, these transactions reduced the US Unwired credit groups’ all-in interest rate by approximately 300 basis points.

On a consolidated basis, US Unwired had cash of approximately $196.9 million and restricted cash of $8.2 million at June 30, 2004. All of the restricted cash and $40.2 million of the unrestricted cash were held by IWO Holdings, Inc. At June 30, 2004, IWO was in payment and covenant defaults with its bank credit facility. US Unwired has not guaranteed or otherwise become responsible for IWO’s debt.

In July 2004, US Unwired announced that it executed an agreement to manage IWO Holdings, Inc. through 2005. The contract allows US Unwired to charge a fixed fee for operating the company plus additional fees for assisting in IWO’s restructuring. US Unwired also has the opportunity to earn bonuses for meeting pre-set operating targets and lending managerial support for a successful restructuring. Either party may terminate the agreement, but IWO would pay termination fees to exercise its rights while US Unwired would be obligated to perform pre-defined transition services should it exercise its rights.

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US Unwired Reports Second Quarter Results

July 28, 2004

US Unwired will hold a conference call to discuss this press release at 10:00 a.m. Eastern Time on July 29, 2004. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through August 5, 2004. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4641. The teleconference will be available for replay until August 12, 2004, by calling 973-341-3080, and entering 4968655 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 63,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended December 31, 2003, and Items 2 and 5 (“Risk Factors”) of US Unwired’s Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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US Unwired Reports Second Quarter Results

July 28, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
Revenue:
Subscriber	$107,357	$96,396	$209,138	$187,744
Roaming	33,174	31,735	64,257	58,342
Merchandise sales	6,946	4,885	15,270	11,071
Other revenue	415	664	838	1,252

Total revenue	147,892	133,680	289,503	258,409
Expense:
Cost of service	78,345	76,045	147,107	153,326
Merchandise cost of sales	15,061	8,654	29,346	17,839
General and administrative	7,720	12,438	15,647	19,698
Sales and marketing	22,794	20,642	45,383	46,486
Non-cash stock compensation	44	987	89	1,973
Depreciation and amortization	21,231	29,484	50,631	59,142
IWO asset abandonment charge	—	—	—	12,403

Total operating expense	145,195	148,250	288,203	310,867

Operating income (loss)	2,697	(14,570)	1,300	(52,458)
Other income (expense):
Interest expense	(23,000)	(21,249)	(47,520)	(41,939)
Gain (loss) on sale of assets	(160)	5	(655)	7
Loss on debt extinguishment	54,493	—	54,493	—

Total other expense	(77,653)	(21,244)	(102,668)	(41,932)

Loss from continuing operations before equity in income of unconsolidated affiliates	(74,956)	(35,814)	(101,368)	(94,390)
Equity in income (losses) of unconsolidated affiliates	138	(46)	254	134

Loss from continuing operations	(74,818)	(35,860)	(101,114)	(94,256)

Discontinued operations:
Gain (loss) on disposal of discontinued operations	(52)	—	16,131	—
Income from discontinued operations	(167)	840	284	1,764

	(219)	840	16,415	1,764

Net loss	$(75,037)	$(35,020)	$(84,699)	$(92,492)

Basic and diluted loss per share
Continuing operations	$(0.53)	$(0.28)	$(0.75)	$(0.73)
Discontinued operations	—	0.01	0.12	0.01

	$(0.53)	$(0.27)	$(0.63)	$(0.72)

Weighted average outstanding common shares	140,981	128,832	134,953	128,832

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US Unwired Reports Second Quarter Results

July 28, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$196,884	$97,193
Restricted cash	8,198	19,358
Subscriber receivables, net	36,768	28,687
Other receivables	2,044	2,625
Inventory	4,320	5,615
Prepaid expenses and other assets	16,902	14,833
Receivables from related parties	645	647
Receivables from officers	86	85
Current assets related to discontinued operations	272	1,049

Total current assets	266,119	170,092

Property and equipment, net	377,901	411,518
Goodwill	46,705	46,705
Intangibles, net	31,411	40,785
Notes receivable from unconsolidated affiliates	1,925	1,887
Other assets	37,606	42,571
Non-current assets related to discontinued operations	—	4,770

Total assets	$761,667	$718,328

Current liabilities:
Accounts payable	$51,361	$41,377
Accrued expenses	91,492	77,137
Current maturities of long term obligations	478	11,145
Current maturities of long term obligations in default	352,541	351,697
Current liabilities related to discontinued operations	734	49

Total current liabilities	496,606	481,405

Long term obligations, net of current maturities	449,998	434,745
Long term obligations in default, net of current maturities	—	—
Deferred gain	30,188	30,729
Investments in and advances to unconsolidated affiliates	2,572	1,216

Stockholders’ deficit:
Common stock	1,635	1,288
Additional paid in capital	751,142	654,899
Retained deficit	(970,464)	(885,765)
Promissory note	—	(179)
Treasury stock	(10)	(10)

Total stockholders’ deficit	(217,697)	(229,767)

Total liabilities and stockholders’ deficit	$761,667	$718,328

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US Unwired Reports Second Quarter Results

July 28, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the six months ended June 30
	2004	2003
Cash flows from operating activities

Net cash provided by operating activities	$42,000	$21,051
Cash flows from investing activities
Proceeds from restricted cash	11,160	10,871
Proceeds from sale of assets	43,160	350
Distribution from unconsolidated affiliates	500	250
Payments for the purchase of equipment	(15,790)	(18,205)

Net cash provided by (used in) investing activities	39,030	(6,734)

Cash flows from financing activities
Proceeds from long-term debt	358,416	—
Proceeds from exercised options	194	—
Principal payments of long-term debt	(327,441)	(1,689)
Debt issuance cost	(12,508)	—

Net cash provided by (used in) financing activities	18,661	(1,689)

Net increase in cash and cash equivalents	99,691	12,628

Cash and cash equivalents at beginning of period	97,193	61,985

Cash and cash equivalents at end of period	$196,884	$74,613

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US Unwired Reports Second Quarter Results

July 28, 2004

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

	Three-month period ended June 30, 2004
	US Unwired Inc. (Parent)	Unwired Telecom Corporation	Louisiana Unwired LLC	IWO Holdings, Inc.	Consolidating Entries	Consolidated
EBITDA	$(45)	$—	$18,526	$5,447	$—	$23,928
Depreciation and amortization	(464)	—	(13,892)	(6,875)	—	(21,231)
Other income (expense), net	(69,762)	511	(1,264)	(7,138)	—	(77,653)
Equity in income (losses) of unconsolidated subsidiaries	(4,652)	138	(8,566)	—	13,218	138
Loss from discontinued operations, net	—	(219)	—	—	—	(219)

Net income (loss)	$(74,923)	$430	$(5,196)	$(8,566)	$13,218	$(75,037)

	Three-month period ended June 30, 2003
EBITDA	$(935)	$—	$11,009	$5,148	$(308)	$14,914
Depreciation and amortization	(658)	—	(15,235)	(13,591)	—	(29,484)
Interest income (expense), net	(10,528)	352	(2,068)	(9,000)	—	(21,244)
Equity in income (losses) of unconsolidated subsidiaries	(22,642)	(5)	(17,443)	—	40,044	(46)
Income from discontinued operations, net	—	532	—	—	308	840

Net income (loss)	$(34,763)	$879	$(23,737)	$(17,443)	$40,044	$(35,020)

	Six-month period ended June 30, 2004
EBITDA	$(89)	$—	$39,761	$12,324	$(65)	$51,931
Depreciation and amortization	(921)	—	(28,871)	(20,839)	—	(50,631)
Other income (expense), net	(81,771)	2,656	(5,076)	(18,477)	—	(102,668)
Equity in income (losses) of unconsolidated subsidiaries	(1,579)	254	(26,992)	—	28,571	254
Income from discontinued operations, net	—	16,350	—	—	65	16,415

Net income (loss)	$(84,360)	$19,260	$(21,178)	$(26,992)	$28,571	$(84,699)

	Six-month period ended June 30, 2003
EBITDA	$(1,870)	$—	$18,807	$(9,734)	$(519)	$6,684
Depreciation and amortization	(1,313)	—	(30,864)	(26,965)	—	(59,142)
Interest income (expense), net	(20,677)	677	(4,061)	(17,871)	—	(41,932)
Equity in income (losses) of unconsolidated subsidiaries	(68,338)	148	(54,570)	—	122,894	134
Income from discontinued operations, net	—	1,245	—	—	519	1,764

Net income (loss)	$(92,198)	$2,070	$(70,688)	$(54,570)	$122,894	$(92,492)

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US Unwired Reports Second Quarter Results

July 28, 2004

SELECTED OPERATING METRICS

	3 months ended 6/30		6 months ended 6/30
	2004	2003	2004	2003
Subscribers
Gross Additions	79,172	66,240	180,874	159,358
Net Additions	17,358	8,878	55,145	34,501
Total Customers	668,705	593,068	668,705	593,068
Resale Customers	130,338	31,862	130,338	31,862
Churn	2.9%	3.0%	3.0%	3.4%

Average Revenue Per User, Monthly
Including Roaming	$70.97	$72.56	$71.07	$71.23
Without Roaming	54.22	54.59	54.37	54.34

Operating Cost Per User, Monthly
Including Roaming	43.35	49.85	42.19	49.85
Without Roaming	31.47	37.36	30.61	37.79

Cost Per Gross Addition	391	368	329	334

Average Minutes of Use Per User, Monthly
Home	687	576	641	551
Roaming	226	176	221	168

System Minutes of Use (Millions)
Subscriber	1,361	1,017	2,467	1,902
Roaming	615	427	1,186	779

Licensed POPs (Millions)	17.6	17.6	17.6	17.6
Covered POPs (Millions)	12.8	12.7	12.8	12.7
Towers	1,905	1,850	1,905	1,850

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